Exhibit 1


                      GRASSI & CO., CPA'S, P.C. Letterhead





May 9, 2003



Securities and Exchange Commission
Washington, D.C.  20549

Dear Sirs:

           We have read the statements made by Next Generation Technology Holdings, Inc. which we understand will be filed with the Commission pursuant to item 4 on Form 8-K, as part of the Company's Report on the Form 8-K dated May 2, 2003.

           We agree with the statements concerning our firm in said Form 8-K.

Very truly yours,


GRASSI & CO., CPA'S, P.C.

/s/ Luis C. Grassi
------------------
Luis C. Grassi, CPA, CFE
Managing Partner